Exhibit 3.16(a)

Translation from Romanian

ROMANIA MINISTRY OF JUSTICE	NATIONAL OFFICE OF THE TRADE REGISTER TRADE REGISTER’S OFFICE ATTACHED TO THE BUCHAREST COURT

REGISTRATION CERTIFICATE

Company: VANTAGE DRILLER ROCO SRL

Registered office: Bucharest, sector 6, Strada ECONOMU CEZARESCU, nr. 31 B, Camera 3, etaj 2

Main activity: Renting and leasing of other machinery, equipment and tangible goods n.e.c. - 7739

Sole registration code: 32188833 as of 29 August 2013

Registration number with the Trade Register: J40/10819/29 August 2013

Date of issuance: 11 January 2017

Manager

Stefania Carmen Chiţu

Signature illegible

Stamp affixed

Series B no. 3240156

***********************************************************************************************************

I, the undersigned, VOICU ANDREEA, a Registered Translator authorized by the Ministry of Justice by License No. 38009, hereby certify the accuracy of the present translation that was prepared by me after a document in Romanian. In witness thereof, I have hereunto set my hand and seal.

Registered Translator,